S-8 Exhibit 23.1

                 INDEPENDENT  AUDITOR'S  REPORT


To  The  Board  of  Directors  of  ND Holdings, Inc.

We hereby consent to the use in this Registration Statement on Form S-8 of our report dated December 31, 2000 relating to the financial statements of ND Holdings, Inc. audited and reported on by us.

/s/  Brady, Martz & Associates, P.C.

Brady, Martz & Associates, P.C.,  Certified Public Accountants

Minot, North Dakota
October 15, 2001